EXHIBIT 11


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

BASIC EARNINGS PER SHARE                                           SHARES
------------------------                                           ------

Basic shares outstanding at March 31, 1998                       1,942,048

         NET PROFIT AFTER TAX         $1,115,629      =    $0.57 per share
         --------------------         ----------
         Basic shares outstanding      1,942,048


DILUTED EARNINGS PER SHARE                                         SHARES
--------------------------                                         ------

Basic shares outstanding at March 31, 1998                       1,942,048
Stock Options-common stock equivalents                              42,810
                                                                 ---------
Diluted shares outstanding at March 31, 1998                     1,984,858


         NET PROFIT AFTER TAX          $ 716,155      =   $0.56 per share
         --------------------          ----------
         Diluted shares outstanding    1,984,858